UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

July 16, 2006

INTEGRATED ELECTRICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13783	76-0542208

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1800 West Loop South, Suite 500
Houston, Texas	77027

(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (713) 860-1500

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On July 16, 2006, Integrated Electrical Services, Inc. (the “Company”) entered into the Stock Purchase Agreement (the “Stock Purchase Agreement”) with Tontine Capital Overseas Master Fund, L.P. (“Tontine”). Tontine, together with its affiliates, owns approximately 33% of the Company’s outstanding stock. Joseph V. Lash, a member of Tontine Associates, LLC, an affiliate of Tontine, is a member of the Company’s Board of Directors. Pursuant to the Stock Purchase Agreement, on July 17, 2006 the Company issued 58,072 shares of its common stock (the “Common Stock”) to Tontine for a purchase price of $1,000,000 in cash. The purchase price per share was based on the closing price of the Company’s Common Stock quoted on the Nasdaq Stock Market on July 14, 2006. The proceeds of the sale were and will be used over the next two months by the Company to invest $1,000,000 in Energy Photovoltaics, Inc., a company in which the Company held, prior to this investment, and continues to hold a minority investment. The Common Stock was issued to Tontine in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the Stock Purchase Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.
Exhibit Number	Description
10.1	Stock Purchase Amendment, dated as of July 16, 2006, by and between Integrated Electrical Services, Inc. and Tontine Capital Overseas Master Fund, L.P.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

By: /s/ Curt L. Warnock

Curt L. Warnock

Senior Vice President, General Counsel and Corporate Secretary

Date: July 17, 2006

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Stock Purchase Amendment, dated as of July 16, 2006, by and between Integrated Electrical Services, Inc. and Tontine Capital Overseas Master Fund, L.P.

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